EXHIBIT 99.1
55 Union Boulevard, P.O. Box 269, Totowa, NJ  07511-0269
(973) 942-1111     Fax (973) 942-9816
www.greatercommunity.com
FOR IMMEDIATE RELEASE

Greater Community Bancorp Reports 2007EPS of $1.02

TOTOWA, NJ, January 16,2008–Greater Community Bancorp (“GCB” or the “Company”) (Nasdaq: GFLS) announced 2007 net income of $8.9 million or $1.02 per diluted share, compared with $5.6 million or $0.65 per diluted share for the year 2006. Net income for the fourth quarter of 2007 was $2.0 million, or $0.23 per diluted share, compared to a net loss of $1.4 million or $(0.17) per diluted share for the 2006 fourth quarter and net income of $2.2 million or $0.25 per diluted share for the third quarter of 2007.

Earnings results for 2006 included a one-time provision for income taxes of $4.2 million in recognition of an additional current income tax liability. In connection with this, net income for 2007 included a partial recovery of the tax provision and related interest in the amount of $1.8 million. The Company previously announced that it had mitigated and extinguished the tax liability.

For 2007, net interest income was $31.6 million, a decrease of $0.2 million compared with 2006, and the net interest margin declined from 3.85% in 2006 to 3.52% in 2007. During most of 2007, interest rates and competitive market conditions put upward pressure on the cost of funds, and the margin declined despite significant volume growth in the Company’s loan and lease portfolio. The provision for loan and lease losses for 2007 was $1.6 million, increasing $0.9 million from 2006, largely in relation to loan and lease growth. Total non-interest income was $7.2 million, up $0.9 million from 2006, and included growth in commissions and fees and loan fee income, while gains on sales of investment securities rose $0.7 million from the prior year. Non-interest expense totaled $25.7 million for 2007, increasing $1.0 million or 4% over 2006. Non-interest expense for 2007 included a $0.5 million recovery of interest on income taxes, which was more than offset by a $0.8 million previously announced charge related to redemption of all of the outstanding trust preferred securities issued in 2002 by GCB Capital Trust II, a Delawarestatutory trust sponsored by the Company. Additionally, non-interest expense for 2007 included professional fees of approximately $0.5 million incurred in connection with the previously announced and pending merger of GCB with Oritani Financial Corp.

For the fourth quarter of 2007, net interest income was $8.2 million, increasing $0.5 million or 6.4% compared with the 2006 fourth quarter. The net interest margin declined from 3.59% to 3.55% between periods, largely attributable to a compression resulting from the interest rate yield curve and market conditions. The provision for loan and lease losses for the three months ended December 31, 2007 was $0.3 million, increasing approximately $0.1 million from the same prior-year period. Non-interest income totaled $2.1 million in the fourth quarter of 2007, compared with $1.8 million in the 2006 fourth quarter, and included $0.6 million in gains on sales of investment securities, which increased $0.3 million. Non-interest expense for the three months ended December 31, 2007 was $6.5 million, a decrease of $0.4 million compared with the fourth quarter of 2006. Included in non-interest expense in the 2006 fourth quarter was $0.9 million for interest on income taxes in connection with a provision for income taxes recognized for an additional current tax liability. The fourth quarter of 2007 included $0.5 million in professional fees in connection with the previously announced merger of GCB with Oritani Financial Corp.

On a linked quarter basis, net interest income for the fourth quarter of 2007 increased $0.3 million compared with the third quarter of 2007. The net interest margin improved from 3.48% to 3.55% over the period, as the Company’s cost of deposits and borrowings benefited from the Federal Reserve’s reductions to interest rates during the quarter. The provision for loan and lease losses for the three months ended December 31, 2007 was $0.3 million, declining $0.3 million from the linked quarter. Non-interest income totaled $2.1 million for both the fourth and third quarters of 2007. Fourth quarter non-interest income included gains on sales of investment securities of $0.6 million, increasing $0.2 million compared with the linked quarter, while loan fee income declined by $0.2 million. Non-interest expense for the three months ended December 31, 2007 was $6.5 million, increasing $0.3 million from the linked quarter. Non-interest expense for the fourth quarter included approximately $0.5 million in professional fees in connection with the previously announced merger of GCB with Oritani Financial Corp. Compared with the third quarter of 2007, the provision for income taxes for the fourth quarter of 2007 included an additional $0.3 million related to a deferred tax benefit that is no longer realizable.

Greater Community Bancorp’s Chairman, Presidentand CEO, Anthony M. Bruno, Jr., commented,“Along with many other community banks, GCB experienced a particularly challenging interest rate and competitive environment this past year. A flat and often inverted yield curve during most of the year made it increasingly difficult to attract core deposits and drove our deposit costs higher, while earning asset yields remained relatively stable. This had the effect of compressing our net interest margin for most of the year despite growing our loan and lease portfolio by $81.4 million, or 11.3%, from a year ago. Although total revenue improved only slightly from 2006, largely because of net interest margin compression, non-interest expense was limited to growth of 4% despite containing a number of one-time charges, and we benefited from resolving a previous tax liability.”

Mr. Bruno added, "While GCB has no sub-prime mortgage loans, we are not immune to the credit challenges and current market conditions facing the financial services industry. However, we remain ever-committed to prudent credit risk management and conservative credit practices. At December 31, 2007, GCB is adequately reserved with an allowance for loan and lease losses of $11.2 million or 1.39% of total loans and leases.”

Non-performing assets were 0.21% of total assets at December 31, 2007, compared to 0.15% at the prior year-end. Net charge-offs for 2007 were 0.05% of average loans and leases, compared to 0.03% for 2006.

At December 31, 2007, total assets were $977.4 million, increasing 2.8% from year-end 2006.  Loans and leases increased $81.4 million or 11.3%, totaling $802.9 million as of December 31, 2007. Deposits totaled $749.5 million, increasing $22.2 million or 3.0% from year-end 2006.

Shareholders' equity totaled $72.4 million at December 31, 2007, increasing 7.1% from the prior year-end. Common shares outstanding at year-end were 8,709,940. Cash dividends declared during the year, adjusted for stock dividends, totaled $0.568 per share, including a $0.145 per share quarterly cash dividend declared in December 2007.

About the Company

Greater Community Bancorp is a financial holding company headquartered in Totowa, New Jersey. The Company operates fifteenfull-service branches in the northern New Jerseycounties of Bergen, Passaicand Morris through its state-chartered commercial bank subsidiaryGreater Community Bank. Greater Community Bankprovidestraditional commercial and retail banking services to businesses and consumers in New Jerseyand, through its subsidiaryHighland Capital Corp., provides equipment leasing and financing. The Company also offers traditional insurance products through its Greater Community Insurance Services, LLC subsidiary and offers title insurance and settlement services through its Greater Community Title LLC subsidiary. In addition, Greater Community Financial, a division of Greater Community Bank, provides a wide range of investment products and services exclusively through Raymond James Financial Services, Inc., member FINRA/SIPC. (Securities are not FDIC insured or bank guaranteed, and are subject to risk and may lose value).  Insurance policies are not insured by the FDIC or any federal government agency, may lose value, and are not a deposit of or guaranteed by Greater Community Bank or any bank affiliate. For additional information about Greater Community Bancorp and its subsidiaries visit www.greatercommunity.comor call 973-942-1111.

On November 14, 2007, the Company announced that it had entered into an Agreement and Plan of Mergerwith Oritani Financial Corp. (“OFC”), pursuant to which the Companywill merge with and into OFC, with OFC being the surviving corporation, pending shareholder and regulatory approvals and other customary closing conditions.

Additional Information and Where to Find It

OFC and GCB will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed merger with the Securities and Exchange Commission (the “SEC”).   Shareholders are urged to read the registration statement and the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the merger. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about OFC and GCB, at the SEC’s Internet site (http://www.sec.gov).  Copies of the proxy statement/prospectus to be filed by OFC also can be obtained, when available and without charge, by directing a request to Oritani Financial Corp., Attention: Kevin J. Lynch, 370 Pascack Road, Township of Washington, New Jersey 07676, (201) 664-5400 or to Greater Community Bancorp, Attention: Anthony M. Bruno, 55 Union Boulevard, Totowa, New Jersey 07512, (973) 942-1111.

Participants in Solicitation

Greater Community Bancorp, Oritani Financial Corp. and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Greater Community Bancorp and Oritani Financial Corp. in connection with the merger.  Information about the directors and executive officers of Greater Community Bancorp and their ownership of Greater Community Bancorp common stock is set forth in Greater Community Bancorp’s most recent proxy statement as filed with the SEC on Schedule 14, which is available at the SEC’s Internet site (http://www.sec.gov) and upon request from Greater Community Bancorp at the address in the preceding paragraph.  Information about the directors and executive officers of Oritani Financial Corp. is set forth in Oritani Financial Corp.’s most recent proxy statement filed with the SEC on Schedule 14A, which is available at the SEC’s Internet site and upon request from Oritani Financial Corp. at the address set forth in the preceding paragraph.  Additional information regarding the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available.

Forward-Looking Statements

This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, change in economic climate, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company's business, competitive pressures, changes in accounting, tax or regulatory practices or requirements, resolution of tax reviews, whether and when the transactions contemplated by the merger agreement with Oritani Financial Corp. will be consummated, andthose risk factors detailed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

CONTACTat Greater Community Bancorp:
Anthony M. Bruno, Jr.
973-942-1111 x 1001
anthony.bruno@greatercommunity.com

SOURCE: Greater Community Bancorp

Greater Community Bancorp
Consolidated Balance Sheets
(dollars in thousands, except per share data)
	December 31,	December 31,
	2007	2006
	(unaudited)
ASSETS
CASH AND DUE FROM BANKS - Non interest-bearing	$16,801	$22,269
FEDERAL FUNDS SOLD	7,640	31,600
Total cash and cash equivalents	24,441	53,869
DUE FROM BANKS - Interest-bearing	4,868	26,359
INVESTMENT SECURITIES - Available-for-sale	82,283	64,942
INVESTMENT SECURITIES - Held-to-maturity (aggregate fair values of
$12,214 and $36,225 at December 31, 2007 and 2006, respectively)	12,876	36,391
Total investment securities	95,161	101,333
LOANS AND LEASES, net of unearned income	802,865	721,430
Less: Allowance for loan and lease losses	(11,188)	(10,022)
Net loans and leases	791,677	711,408
PREMISES AND EQUIPMENT, net	12,505	10,599
ACCRUED INTEREST RECEIVABLE	4,318	4,091
OTHER REAL ESTATE OWNED, net	-	349
INVESTMENT IN REAL ESTATE JOINT VENTURE	870	97
BANK-OWNED LIFE INSURANCE	15,955	15,477
GOODWILL	11,574	11,574
OTHER ASSETS	15,997	15,813
TOTAL ASSETS	$977,366	$950,969

LIABILITIES AND SHAREHOLDERS' EQUITY
DEPOSITS:
Non interest-bearing	$166,550	$169,013
Interest-bearing checking	99,319	103,853
Money market	193,884	191,912
Savings	67,433	68,659
Time deposits less than $100	150,523	119,470
Time deposits $100 and over	71,763	74,405
Total deposits	749,472	727,312
FEDERAL FUNDS PURCHASED	-	10,000
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE	4,729	8,246
FHLB ADVANCES	112,500	96,000
SUBORDINATED DEBENTURES	24,743	24,743
ACCRUED INTEREST PAYABLE	4,942	3,191
OTHER LIABILITIES	8,605	13,902
Total liabilities	904,991	883,394
SHAREHOLDERS' EQUITY:
Common stock, par value $0.50 per share: 20,000,000 shares authorized, 8,709,940 and
8,402,842 shares outstanding at December 31, 2007 and 2006, respectively	4,355	4,201
Additional paid-in capital	63,139	58,633
Retained earnings	4,773	3,963
Accumulated other comprehensive income	108	778
Total shareholders' equity	72,375	67,575
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$977,366	$950,969

Greater Community Bancorp
Consolidated Statements of Income
(in thousands, except per share data, unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
INTEREST INCOME:
Loans and leases	$13,801	$12,452	$53,218	$48,157
Investment securities	1,455	1,284	5,677	5,393
Federal funds sold and deposits with banks	327	587	2,004	1,340
Total interest income	15,583	14,323	60,899	54,890

INTEREST EXPENSE:
Deposits	5,437	4,988	21,849	16,731
Short-term borrowings	1,516	1,120	5,587	4,311
Long-term borrowings	427	507	1,863	2,028
Total interest expense	7,380	6,615	29,299	23,070

NET INTEREST INCOME	8,203	7,708	31,600	31,820

PROVISION FOR LOAN AND LEASE LOSSES	316	226	1,574	717
Net interest income after provision for loan and lease losses	7,887	7,482	30,026	31,103

NON-INTEREST INCOME:
Service charges on deposit accounts	688	652	2,646	2,755
Commissions and fees	327	288	1,355	1,195
Loan fee income	185	196	995	701
Gain on sale of loans	46	-	155	-
Gain on sale of investment securities	619	341	1,244	506
Loss on impaired investment securities	(28)	-	(28)	(23)
Bank-owned life insurance	128	119	479	472
All other income	102	206	389	682
Total non-interest income	2,067	1,802	7,235	6,288

NON-INTEREST EXPENSE:
Salaries and employee benefits	3,571	3,249	14,571	13,761
Occupancy and equipment	1,171	907	4,121	3,656
Regulatory, professional and other fees	868	619	3,353	2,232
Computer services	268	279	1,105	923
Office expenses	270	285	1,097	1,066
(Gain) loss on other real estate owned	(64)	200	(64)	200
Interest on income taxes (recovery)	-	880	(503)	880
Other operating expenses	414	492	2,034	2,007
Total non-interest expense	6,498	6,911	25,714	24,725

INCOME BEFORE PROVISION FOR INCOME TAXES	3,456	2,373	11,547	12,666
PROVISION FOR INCOME TAXES	1,485	3,798	2,695	7,113

NET INCOME	$1,971	$(1,425)	$8,852	$5,553

Weighted average shares outstanding - Basic	8,691	8,573	8,654	8,546
Weighted average shares outstanding - Diluted	8,708	8,573	8,671	8,550

Earnings per share - Basic	$0.23	$(0.17)	$1.02	$0.65
Earnings per share - Diluted	$0.23	$(0.17)	$1.02	$0.65

Greater Community Bancorp
Consolidated Statements of Income
(in thousands, except per share data, unaudited)
	Three Months Ended
	December 31,	September 30,
	2007	2007
INTEREST INCOME:
Loans and leases	$13,801	$13,618
Investment securities	1,455	1,485
Federal funds sold and deposits with banks	327	400
Total interest income	15,583	15,503

INTEREST EXPENSE:
Deposits	5,437	5,716
Short-term borrowings	1,516	1,432
Long-term borrowings	427	422
Total interest expense	7,380	7,570

NET INTEREST INCOME	8,203	7,933

PROVISION FOR LOAN AND LEASE LOSSES	316	614
Net interest income after provision for loan and lease losses	7,887	7,319

NON-INTEREST INCOME:
Service charges on deposit accounts	688	644
Commissions and fees	327	372
Loan fee income	185	375
Gain on sale of loans	46	53
Gain on sale of investment securities	619	464
Loss on impaired investment securities	(28)	-
Bank-owned life insurance	128	121
All other income	102	81
Total non-interest income	2,067	2,110

NON-INTEREST EXPENSE:
Salaries and employee benefits	3,571	3,540
Occupancy and equipment	1,171	916
Regulatory, professional and other fees	868	597
Computer services	268	360
Office expenses	270	260
Gain (loss) on other real estate owned	(64)	-
Interest on income taxes	-	12
Other operating expenses	414	501
Total non-interest expense	6,498	6,186

INCOME BEFORE PROVISION FOR INCOME TAXES	3,456	3,243
PROVISION FOR INCOME TAXES	1,485	1,048

NET INCOME	$1,971	$2,195

Weighted average shares outstanding - Basic	8,691	8,658
Weighted average shares outstanding - Diluted	8,708	8,676

Earnings per share - Basic	$0.23	$0.25
Earnings per share - Diluted	$0.23	$0.25

Greater Community Bancorp

	Three Months Ended		Year Ended
	December 31,		December 31,
SELECTED FINANCIAL DATA	2007	2006	2007	2006
(dollars in thousands, except per share data)	(unaudited)		(unaudited)
Earnings
Net interest income	$8,203	$7,708	$31,600	$31,820
Provision for loan and lease losses	316	226	1,574	717
Non-interest income	2,067	1,802	7,235	6,288
Non-interest expense	6,498	6,911	25,714	24,725
Net income	1,971	(1,425)	8,852	5,553
Per Share Data[1]
Earnings per share - basic	$0.23	$-0.17	$1.02	$0.65
Earnings per share - diluted	0.23	-0.17	1.02	0.65
Book value per share	8.31	7.85	8.31	7.85
Cash dividend declared	0.145	0.137	0.568	0.531
Performance Ratios
Return on average assets	0.79%	-0.61%	0.91%	0.62%
Return on average equity	10.89%	-8.18%	12.73%	8.22%
Net interest margin (tax equivalent basis)	3.55%	3.59%	3.52%	3.85%
Efficiency ratio	67.33%	64.75%	69.42%	63.41%

			December 31,
SELECTED BALANCE SHEET DATA & RATIOS			2007	2006
(dollars in thousands)			(unaudited)
Period-end Balances
Total assets			$977,366	$950,969
Total loans and leases, net of unearned income			802,865	721,430
Total deposits			749,472	727,312
Total shareholders' equity			72,375	67,575
Capital & Liquidity
Shareholders' equity/ total assets			7.41%	7.11%
Loans and leases/ deposits			107.12%	99.19%
Asset Quality
Net loan and lease charge-offs/ average loans and leases			0.05%	0.03%
Nonperforming assets/ total assets			0.21%	0.15%
Allowance for loan and lease losses/ total loans and leases			1.39%	1.39%

[1] Adjusted retroactively for stock dividends.